Exhibit 99.1

GBS Inc. Announces Institutional Review Board Approval to Initiate Clinical Trial at Sutter Health Mills-Peninsula Medical Center

The trial is single center, prospective study to collect coincident samples of oral fluid and blood to evaluate the time-course of glucose

Trial is expected to enroll approximately 40 adult subjects diagnosed with type 2 diabetes

GBS is seeking to support clinical validation of its Saliva Glucose Biosensor through use of the initial data, anticipated later this summer

New York, NY, March 31, 2022 – GBS Inc. (Nasdaq: GBS), a life sciences company developing non-invasive, real-time diagnostic testing for patients and their primary health practitioners at point-of-care, today announced it has obtained Institutional Review Board (IRB) approval to initiate subject enrollment at the Diabetes Research Institute of Sutter Health’s Mills-Peninsula Medical Center (MPMC) in San Mateo, California. The study design is intended to support the clinical development of its next-generation Saliva Glucose Biosensor.

The study, Specimen Collection Methodology to Support Subsequent Correlation Analyses of Glucose in Oral Fluids, Capillary, and Venous Blood, is expected to begin enrolling patients in 2Q’22. GBS anticipates initial data will be submitted for publication in 2H‘22.

“We are excited to initiate this clinical study on schedule, an admirable feat given how challenged health systems have been by the protracted COVID-19 pandemic,” said Dr. Steven Boyages, Interim Chief Executive Officer. To establish the most robust correlation data, GBS was particularly selective when identifying a collection center to ensure the integrity and quality control of each sample and subject would be collected and processed in the highest standards possible. We are delighted to be working with David C. Klonoff, M.D., Medical Director of the Diabetes Research Institute at Mills-Peninsula Medical Center and our Principal Investigator for this study.”

GBS will be working with:

●	Sutter Health, Mills-Peninsula Medical Center to enroll approximately 40 adult subjects diagnosed with type 2 diabetes in the study. Measures to ensure adequate distribution of age and sex will be taken.
●	Sutter Health, Mills-Peninsula Medical Center will also collect and freeze saliva and blood samples for subsequent analysis by other partners.
●	Quest Diagnostics® and the Johns Hopkins Hospital, Department of Pathology, will perform tests on the samples to determine the amount of glucose in oral fluids, venous blood and capillary blood.
●	GBS will perform subsequent statistical analyses of the correlation of glucose levels among these sample types. Dr. Klonoff will review the results of this analysis.

About GBS Inc.

GBS Inc. is a life sciences company developing non-invasive, real-time monitoring and diagnostic tests for patients and their primary health practitioners. With the world-first Biosensor Platform, GBS is developing and launching diagnostic tests urgently needed to help people living with diabetes.

For more information, please visit GBS.inc or follow GBS Inc. on Twitter and LinkedIn.

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, GBS Inc.’s ability to develop and commercialize its diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although GBS, Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. GBS Inc. has attempted to identify forward-looking statements by terminology including ‘‘believes,’’ ‘‘estimates,’’ ‘‘anticipates,’’ ‘‘expects,’’ ‘‘plans,’’ ‘‘projects,’’ ‘‘intends,’’ ‘‘potential,’’ ‘‘may,’’ ‘‘could,’’ ‘‘might,’’ ‘‘will,’’ ‘‘should,’’ ‘‘approximately’’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in the Company’s public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

For more information, please contact:

Investor Contact:

Tim McCarthy – Managing Director

LifeSci Advisors, LLC

Tim@LifeSciAdvisors.com

Company Contact:

Spiro Sakiris – Chief Financial Officer

GBS, Inc.

Investor.Relations@gbs.inc